UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 2011

(Date of earliest event reported)

JA Energy

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction	000-54236 (Commission File Number)	27-3349143 (IRS Employer Identification No.)
of incorporation)

7495 W. Azure Dr. Suite 110,

Las Vegas, NV 89130

(Address of principal executive offices) (Zip Code)

702-515-4036

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[]⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

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ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

On September 30, 2011, JA Energy (“the Company” or the Registrant”) authorized the issuance of three million (3,000,000) shares of unregistered restricted common stock to two foreign purchasers, each share at a price of $0.025 per share. The total amount we received from this offering was $75,000. We completed this offering pursuant an exemption from registration provided by Regulation S promulgated under the Securities Act. Each purchaser represented to us that they were a non-US person as defined in Regulation S. We did not engage in distribution of these offerings in the United States. None of the securities were sold through an underwriter, and accordingly, there were no underwriting discounts or commissions involved. The shares were sold to acquaintances of an officer and director of the Company, and none of the purchasers are, to the knowledge of the Company, in the business of underwriting securities. The shares were purchased for investment purposes and not for resale. Appropriate legends were affixed to the stock certificates issued to each purchaser in accordance with Regulation S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

JA Energy

Registrant

By: /s/ James Lusk

Name: James Lusk

Title: Chairman/CEO

Dated: October 7, 2011